                                                    SJ    SPICER, JEFFRIES & CO.
                                                    CERTIFIED PUBLIC ACCOUNTANTS

                                                           4155 E. Jewell Avenue
                                                                       Suite 307
                                                         Denver, Colorado  80222
                                                       Telephone: (303) 753-1959
                                                             Fax: (303) 753-0338
                                                          www.spicerjeffries.com


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use in the Link2 Technologies, Inc. registration statement, on Form SB-2 Amendment No. 2, of our report dated July 4, 2002, accompanying the financial statements of Link2 Technologies, Inc. as of and for the years ended December 31, 2001 and 2000 and the period from inception (August 16, 1996) to December 31, 2001 which is part of the registration statement and to the reference to us under the heading "Experts" in such registration statement.


                                                /s/ SPICER, JEFFRIES & CO.


Denver, Colorado
December 23, 2002



            A MEMBER FIRM OF MACINTYRE STRATER INTERNATIONAL LIMITED (MSI),
              A WORLDWIDE ASSOCIATION OF INDEPENDENT PROFESSIONAL FIRMS.